UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2010, Orange 21 Inc. (the “Company”) entered into a Licensing Agreement (the “ Agreement ”), by and between the Company and Rose Colored Glasses LLC (“Licensor”) to design, manufacture and sell a signature line of premium fashion eyewear under the “Melodies by MJB” brand. On May 17, 2010, the Company released a press release announcing the signing of the Agreement. A copy of the press release is attached as Exhibit 99.1.

Pursuant to the Agreement, the Company shall pay to Licensor 55% of Net Profits as defined in the Agreement for all sales of Licensed Articles as defined in the Agreement or the applicable Guarantee, whichever is greater, and is payable in quarterly payments beginning on December 31, 2010.

The Agreement is effective May 12, 2010 through December 31, 2013 (“Initial Term”) and has the option to renew for two additional consecutive years. The renewal option is contingent upon meeting certain minimum sales requirements during the Initial Term as well as maintaining compliance with the terms of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 17, 2010	ORANGE 21 INC.

	By:	/s/ A. STONE DOUGLASS
A. Stone Douglass
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued by the Company on May 17, 2010.

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